UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

JULY 28, 2003
Date of Report (Date of earliest event reported)

FORGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26047	65-0609891
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 610 - 375 Water Street
Vancouver, British Columbia	V6B 5C6
(Address of principal executive offices)	(Zip Code)

(604) 801-5566
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Forge, Inc. (“Forge” or the “Company”) has entered into a purchase agreement and plan of reorganization dated July 28, 2003 with Cryotherm, Inc., a Delaware company (“Cryotherm”) and principal shareholders of Cryotherm holding approximately 74.95% of the outstanding common shares of Cryotherm (the “Acquisition Agreement”). The Acquisition Agreement contemplates the acquisition of a minimum 95% interest in Cryotherm by the Company. The execution of the Acquisition Agreement follows the execution of a letter of intent with Cryotherm, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2003.

The Acquisition Agreement incorporates the following conditions precedent to the closing of the acquisition of Cryotherm:

1.	The approval of the shareholders of the Company to:

	(i)	The change of the jurisdiction of incorporation of the Company from Delaware to Nevada;

	(ii)	The completion of a forward split of the Company’s outstanding shares of common stock on a three new for one old basis;

	(iii)	The increase of the Company’s authorized common stock to 100,000,000 shares of common stock; and

	(iv)	The change of the Company’s name to “Global Cogen, Inc.” or other name acceptable to the Company and Cryotherm.

2.
The conversion of an aggregate of $333,333 of existing indebtedness of the Company into 9,999,999 post-split shares of common stock on the basis of 30 post-split shares for each $1.00 of indebtedness. This debt will include debt owed to affiliates of the Company and other creditors.

3.	The completion of a private placement financing by the Company for proceeds of a minimum of $2,000,000 prior to closing.

4.	Execution of the Acquisition Agreement by shareholders of Cryotherm holding more than 95% of the outstanding common stock of Cryotherm.

5.	Acceptance of the holders of all outstanding options, warrants and convertible notes of Cryotherm to exchange their securities for comparable options, warrants and convertible notes of the Company.

The Acquisition Agreement is also subject to the completion of due diligence investigations by each of the Company and Cryotherm and is subject to standard conditions of closing in favor of either party.

The anticipated closing date of the acquisition of Cryotherm is September 30, 2003. On closing, each outstanding share of Cryotherm will be exchanged from 0.7037 post-split shares of the Company’s common stock. In addition, the outstanding options, warrants and convertible notes of Cryotherm will be exchanged for options, warrants and convertible notes of the Company based on this conversion ratio. If all shareholders of Cryotherm execute the Acquisition Agreement and each holder of outstanding Cryotherm options, warrants and convertible notes agrees to exchange their securities, then the Company will issue the following securities on closing:

1.	An aggregate of 19,000,000 post-split shares of the Company’s common stock;

2.	Options and warrants to purchase an aggregate of 4,405,185 post-split shares of the Company’s common stock at a price of $0.10 per post-split share; and

3.	Convertible notes in the principal amount of $460,000 which will be convertible into an aggregate of 1,928,148 post-split shares of the Company’s common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. None.
(b)	Pro forma Financial Information. None.

(c)	Exhibits.

Exhibit	Description

10.1	Purchase Agreement and Plan of Reorganization dated July 28, 2003 between Forge, Inc., Cryotherm, Inc. and the major shareholders of Cryotherm, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGE, INC.

Date: July 31, 2003
	By:	/s/ Daniel Hunter
Daniel Hunter
Chief Executive Officer